MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be 000001 received by , (Eastern Time), on , 2024 MMMMMMMMM Online Go to www.investorvote.com/CLMT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/CLMT Special Meeting Proxy Card 1234 5678 9012 345 ï± IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.ï± A Proposals — The Board of Directors of Calumet GP, LLC recommend a vote FOR Proposals 1—5. + For Against Abstain For Against Abstain 1. Approval of the Conversion Agreement (including the Mergers), 2. Approval of the Classification of the Board of Directors of Calumet, dated February 9, 2024, by and among Calumet Specialty Products Inc., i.e., to approve the classification of the Board of Directors of Partners, L.P., Calumet, Inc., Calumet Merger Sub I LLC, Calumet Calumet, Inc. in accordance with the Amended and Restated Merger Sub II LLC, Calumet GP, LLC, and the other parties thereto, Certificate of Incorporation of Calumet, Inc., a copy of which is as amended by the First Amendment to the Conversion Agreement, attached as Annex 2 to Annex A-1 to the accompanying proxy dated April 17, 2024 (as amended, the “Conversion Agreement”), statement/prospectus. Approval of both Proposals 1 and 2 are copies of which are attached as Annex A and Annex A-1, conditions to consummating the Conversion (as defined in the respectively, to the accompanying proxy statement/prospectus. accompanying proxy statement/prospectus) under the Conversion Agreement. 3. Approval of the Exclusive Forum Provision, i.e., to approve the 4. Approval of the Calumet, Inc. Long-Term Incentive Plan, i.e., to inclusion of the exclusive Delaware forum provision in the approve the Calumet, Inc. Amended and Restated Long-Term Amended and Restated Certificate of Incorporation of Incentive Plan, a copy of which is attached as Annex C to the Calumet, Inc., to be in effect following the consummation of the accompanying proxy statement/prospectus, to be in effect Conversion. following the consummation of the Conversion. 5. Adjournment of the Special Meeting, i.e., to approve the adjournment of the special meeting to a later date or dates, if presented, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposals 1, 2, 3 and/or 4. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 615039 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03ZTZD

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Unitholders. The material is available at: www.investorvote.com/CLMT Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CLMT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Calumet Specialty Products Partners, L.P. + Notice of Special Meeting of Unitholders Proxy Solicited by Board of Directors of Calumet GP, LLC for Special Meeting of Unitholders Gregory J. Morical and David A. Lunin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Unitholders of Calumet Specialty Products Partners, L.P. to be held on at or at any postponement or adjournment thereof. This card, when properly executed and delivered, will be voted in the manner directed on the reverse side. If this proxy is properly executed and returned but no designation is made, the common units will be voted FOR Proposals 1-5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. (Items to be voted appear on reverse side) B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +